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                                                                  EXHIBIT 2.1(c)
                                                                  Execution copy

                      ADDENDUM TO STOCK PURCHASE AGREEMENT


THIS ADDENDUM is entered into on this 14th day of April, 2000 by and among Fiber Optic Communications, Inc., a corporation organized and existing under the laws of the Republic of China ("FOCI"), MRV Communications, Inc., a corporation organized and existing under the laws of Delaware, U.S.A. ("MRV"), and each person listed in the Schedule 1 (individually, a "Selling Shareholder" and collectively "Selling Shareholders"), represented by their attorneys-in-fact, Ronald Fu-Chang Wang and Steve Song-Fure Lin ("Attorneys-in-Fact"). MRV, FOCI and Selling Shareholders are referred to herein individually as the "Party" and collectively as the "Parties".

                                   WITNESSETH

WHEREAS, FOCI, MRV and certain Selling Shareholders, represented by Attorneys-in-Fact, have entered into a Stock Purchase Agreement ("SPA") on the 21st day of February, 2000;

WHEREAS, MRV, certain Selling Shareholders and the law firm of Baker & McKenzie, Taipei Office (the "Escrow Agent") having David Liou as its representative have entered into an Escrow Agreement (the "Escrow Agreement") on the 21st day of February, 2000;

WHEREAS, MRV has announced that it will hold a special meeting of shareholders ("Special Shareholders' Meeting") in May 2000 for the purpose of approving a two for one stock split (the "Stock Split") which will become effective after the Special Shareholders' Meeting assuming that a majority of the MRV shareholders voting approve the Stock Split;

WHEREAS, the Parties wish to enter into this Addendum to amend certain provisions to the SPA.

NOW, THEREFORE, the Parties agree as follows:

A new paragraph (c) shall be added into Section 2.1.1 of the SPA to read as follows: "MRV confirms that the Selling Shareholders who receive MRV Shares (including Escrowed Shares) under the transaction contemplated hereunder will have the same right as all other MRV's existing common stockholders with respect to the Stock Split effective after the Special Shareholders' Meeting if a majority of the MRV shareholders voting approve the Stock Split. MRV agree that it will do the best to cause a majority of the MRV shareholders to vote approving the Stock Split."




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                                                                  Execution copy


IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date first above written.

                                   MRV COMMUNICATIONS, INC.


                                   /s/  NOAM LOTAN
                                   -------------------------------------
                                   By: Noam Lotan
                                   Title: President and CEO


                                   FIBER OPTIC COMMUNICATIONS, INC.


                                   /s/  RONALD FU-CHANG WANG
                                   -------------------------------------
                                   By: Ronald Fu-Chang Wang
                                   Title: Chairman of Board


                                   SELLING SHAREHOLDERS


                                   /s/  RONALD FU-CHANG WANG
                                   -------------------------------------
                                   Represented by: Ronald Fu-Chang Wang


                                   /s/  STEVE SONG-FURE LIN
                                   -------------------------------------
                                   Represented by: Steve Song-Fure Lin




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To: FOCI Selling Stockholders


MRV agrees to file an application on behalf of the Selling Shareholders with the U.S. Securities Exchange Commission and exercise its best efforts to obtain an registration statement aimed to release the Selling Shareholders from the resale restriction imposed by the Securities Act of 1933, as amended. Provided however, MRV can not guarantee the successful registration and the time period required to obtain such successful registration.


MRV Communications Inc.


/s/  NOAM LOTAN
----------------------------
By: Noam Lotan
Title: President and CEO
Date: April 14, 2000